Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated August 28, 2009, with respect to the consolidated financial statements included in the Annual Report of Sport Supply Group, Inc. and Subsidiaries on Form 10-K for the fiscal year ended June 30, 2009, which is incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP

Dallas, Texas
December 3, 2009